April 3, 2006

Steve Nieman
15204 NE 181st Loop
Brush Prairie, WA 98606

Dear Steve:

Thank you for your letter of March 28, 2006 to Dennis Hamel expressing your concerns about our proxy filing.

The Company will disseminate its proxy materials to participants in the 401(k) plans on or shortly after April 7, 2006. If you desire to have the trustees of the plans disseminate the Challengers' proxy materials to 401 (k) plan participants, you should contact the trustees for information about the material required, timing, and expenses.

In your proxy statement under the section "HOW DO I CAST MY VOTE USING THE COMPANY-AAG'S PROXY CARD AND VIF?", you indicate that persons can vote for the Challenger nominees using the Company's proxy card and VIF if they "check 'Withheld From All Nominees' and write in by hand the names of the CHALLENGER nominees [they] wish to vote for". Please note that the Company's proxy card and VIF do not contemplate or permit write-in candidates; thus, if filled out per your suggestion, a proxy card will be, and a VIF should be, disregarded and not counted in voting for director.

As you know, the bylaws provide that in order for business to be considered properly brought before the meeting, written notice thereof must be given to the Company at least 90 days before the meeting. Unfortunately, proposal 10 in your proxy statement and proxy card was not submitted in a timely manner. Accordingly, Proposal 10 will not be considered properly brought before the meeting and will not be voted on.

Again, thank you for writing and as always, we appreciate your concerns.

Sincerely,
/s
Karen Gruen
Managing Director, Corporate Affairs
Associate General Counsel/Assistant Secretary

BOX 68947 SEATTLE, WA 98168-0947/206-431-7040

March 28, 2006

Mr. Dennis Hamel
Chairman, Pension/Benefits Administration Committee (“PBAC”)
V.P. Employee Services
Alaska Airlines
PO Box 68947
Seattle, WA  98168

Re:  Obtaining timely Alaska Air Group (“AAG”) 401(k) Voting Instruction Form ("VIF")

Via:  Email and FAX (206) 392-5807

Dear Mr. Hamel:

I am hereby informing you of expectations for myself and I presume other participants in the AAG's 401(k) plans about timely obtaining our VIFs on how we can vote for the AAG CHALLENGER candidates when they properly qualify as a contested solicitation via the U.S. SEC in 2006.

We should be able to expect this VIF not less than thirty and not more than sixty days before the 401(k) proxy voting deadline of May 11, which was recently published in the AAG's Preliminary Proxy statement.  I feel this is a minimum amount of time workers need to inform ourselves of the candidates, proposals and other issues dealing with this contested election –– and vote.  (This mailing deadline also complies with the AAG's Bylaws, Article II Meeting of Stockholders Section 4. Notice of Meetings.)  Our VIFs then require a proper amount of time to be mailed or faxed to ADP Proxy Service in New York or to the CHALLENGER Proxy Committee in Brush Prairie, WA.

As you recall in years 2003 and 2004, 401(k) plan participants at the AAG did not receive timely notice of how to vote for CHALLENGER candidates.  For instance, in 2004, the VIF was issued around 1:00 PM on Monday, May 10, 2004—less than four days before the close-of-business deadline on May 13.  This was practically impossible to meet.  I had to overnight mail my proxy ballot obtained from the CHALLENGERS’ website via the U.S. postal service, because it was the only carrier that would overnight to a postal box address—the only one the PBAC supplied.  At the stockholders meeting, Steve Plefka, the Inspector of Elections, told me that I was the only plan participant to make this unreasonable deadline.

I also believe that you should widely publish this VIF--unlike in 2004--where this important information was provided to the CHALLENGER candidates only.  The PBAC declined to communicate this critical info to the plan participants, which I believe is a violation of  the PBAC’s fiduciary responsibilities.  In my opinion, it is also was a violation of the then-in force Horizon Air Savings Investment Plan Trust Agreement Section 7 (e) Voting.

Last year, Vanguard printed an April 22, 2005 letter to Horizon plan participants regarding the CHALLENGER solicitation.  There were several problems with this legal notification, in my opinion:

    For some inexplicable reason, not everyone received the letter (My mailed proxy materials from EquiServe contained no letter).
    To my knowledge, the letter was not electronically sent to the plan participants who receive their proxy materials electronically.  It did not appear as a "link" on eproxyvote.com/alk.
    Regarding the Alaska plan participants whose plans are administered by Fidelity, both the AAG and Fidelity refused to produce to the CHALLENGERS any evidence that required notification of our solicitation was made.  Without proper disclosure, how can one know that this required legal step was completed properly?
    The Vanguard letter was in error in instructing plan participants how to vote the AAG's VIF.  Under the heading PROVIDING YOUR INSTRUCTIONS TO VANGUARD, it instructed how plan participants could mail, call toll-free or send via the Internet votes using the AAG's VIF.  No where on the AAG's VIF did CHALLENGER candidates or proposals appear.  Over the last four years, the AAG has refused printed space of our candidates' names and proposals on its VIF, which we reported in our Proxy Statement.  The only way to vote the AAG VIF was to write in by hand CHALLENGER candidates names and proposals and either mail or fax to EquiServe.  There's no way computerized phone and Internet voting capabilities of EquiServe could count anything except what appeared exactly on the AAG's VIF.

The current AAG 401(k) plan Trust Agreement Article IV VOTING AND OTHER RIGHTS OF COMMON STOCK Section 4.1. reads:  “Each Participant or Beneficiary … shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to shares …"

These rights connect back to the AAG's Bylaws, which call for a minimum thirty day mailing deadline of proxy materials prior to the date for the annual meeting.  And the right to vote for any candidate or proposal that has complied and qualified under the provisions of the U.S. SEC for contested solicitations.

Also, I continue to object to the fact that neither plan administrator hired by the AAG (Vanguard nor Fidelity) vote unvoted shares, like the proportional voting Putnam did for Horizon Air 401(k) participants, who for whatever reason did not exercise their right to vote.

I believe not voting unvoted shares is a violation of if not the letter of the law, the spirit of the Employee Retirement Income Security Act (ERISA).  Proxy voting is overly complicated and many workers are simply overwhelmed by the process.  At a minimum, I believe it is yours and the PBAC’s fiduciary responsibility to vote the unvoted worker shares as they deem in the best interests of the plan participants.  And after the contest is ended, to reveal the Trustees vote of the unvoted shares to all plan members so they can decide for themselves what kind of job members of the PBAC are doing.

I believe this important 401(k) governance procedure of how unvoted shares should be voted (or not) should be decided by a majority vote of the plan participants –– not company management.  And only after AAG management properly educates workers how important all these plan governance mechanisms are.

Voting of common stock determine who and how power will be wielded in a corporation.  Accountability by corporate directors, officers and agents determines whether these powerful institutions will be servants to the Common Good.  Or whether stakeholders will be simply pawns or slaves.

I also have asserted and continue to assert that a necessary check-and-balance to how power is administered in our 401(k) plans, that it is the right of plan participants to write nomination/elections articles to the Trust Agreement and run for election to the PBAC.

In closing, I thank you for taking your fiduciary responsibilities seriously, since you oversee the bi-weekly invest in my 401(k)—something myself and my family take very seriously.  I hope this year we can make some forward progress in the issues I raised above to ensure better democratic oversight of our 401(k) pension system.

I have no direct administration authority, so in the short term I pray that you ensure I and all AAG 401(k) plan participants receive an adequate amount of time and accurate instructions to make an informed vote of our ALK shares.

Sincerely,

Steve Nieman

Horizon 401(k) plan participant
15204 NE 181st Loop
Brush Prairie, WA 98606
stevenieman@mac.com | fax: (360) 666-6483 | home: (360) 687-3187

email cc: file

Mr. Joseph Ransiear, Investigator, U.S. DOL Employee Benefit Security Admin.
Mr. Carl Hagberg, AAG Inspector of Elections
U.S. SEC
Vanguaard Group, Inc.
Fidelity Institutional Retirement Services Company
Mr. Richard Foley, Chairman, The Ownership® Union
Ms. Karen Gruen, Managing Director of Corporate Affairs, Alaska Airlines
www.votepal.com

Dear Mr. Foley:

Thank you for your email and taking the time to provide us with your comments regarding ADP.
We welcome your comments because they help us to regulate and enforce the laws that assure fair and orderly securities markets.

I have passed your views on to the people at the SEC who specialize in the issues you've raised. If they have any questions or wish to respond directly to you, they will contact you.
Sincerely,

Ms. Kerry McGovern
U.S. Securities and Exchange Commission
(202)551-6320
March 23, 2006

--------------------------------------------------------- COMPLAINT ---------------------------------------------------------
Submitted: 2006-03-22
Send Copy: A copy of this may be sent to the entity.
INVESTOR INFORMATION
Name: Mr. Richard D Foley
Address: 6040 N. Camino Arturo
Tucson, ARIZONA (AZ) 85718
UNITED STATES
Day Phone: 520-742-5168
Alt Phone: 520-742-5168
Fax: 520-742-6963
Email: rerailer@earthlink.net

ENTITY INFORMATION
Name: ADP - www.proxyvote.com
Type: Other
Rep.: NA
Address: NA
WWW.PROXYVOTE.COM
NA, NEW JERSEY (NJ) NA
UNITED STATES

SECURITY INFORMATION
Name: NA
Symbol: NA
Type: No ContactProduct/ContactProduct not mentioned

COMPLAINT INFORMATION
Providable Documents: - EMAIL AND URLs

Description:
Emergency Correction Needed!

The SEC needs to take emergency action to correct a material misleading disinformation that is currently affecting millions of American investors.

I believe that ADP’s www.proxyvote.com instructions to shareholders seeking a legal form of proxy is materially misleading, in that section concerning, “Legal Proxy:
Choose this only if you plan to attend and vote your shares at the meeting.

IMPORTANT: By choosing this option, we are precluded from voting your shares on your behalf. A Legal Proxy covering your securities will be issued to you. You Legal Proxy must be presented at the meeting for your shares to be represented. Do not make any other marks on this ballot.

[I plan to attend the meeting]

DO NOT use this option if you hold shares directly with the issuer, rather than through a bank or broker.” (End quote)

ADP through its web site is misleading shareholders towards thinking they have a duty – are entering into a contractual obligation to attend and vote their shares. A shareholder has no duty to attend, or to vote, or to permit the record holder (broker) to vote the shares, and the only way in which the shareholder can keep the broker from voting “with management” is to demand their “Legal Proxy.”

This is also the only way that a beneficial shareholder can attain the legal right to vote a challengers proxy card, or to assign their proxy to another party. Such a reason for attaining a “Legal Proxy” is millions times more likely than to personally attend a meeting. This is the only possible way to keep management from giving the shareholders proxy to the “management’s named proxies” and permit the shareholder to instruct their chosen proxy on the manner the shareholder wishes their shares to be vote.

ACTION INFORMATION

Complained to: Legal Action: Description:
I believe that ADP and its web site www.proxyvote.com further mislead by failing to inform the shareholder that the “Legal Proxy” will be delivered by U.S. Mail, which may not arrive soon enough for the shareholder to transfer their proxy to whom they wish (which, in my opinion, is the only rational reason to deliver the “Legal Proxy” in this slower and more expensive method).

This is doubly deceptive in that while ADP through its web site implies that there is some method where by the “Legal Proxy” could be delivered through the web site, but in fact, ADP makes no provision for this.

This is triply deceptive when the web site instructs the shareholder, “…Do not make any other marks on this ballot. [I plan to attend the meeting]
DO NOT use this portion if you hold shares directly with the issuer, rather than through a bank of broker.” All of which appears to me to be calculated to confuse the shareholder for there is no possible means by which the shareholder can make any mark on this web page other than by clicking provided circles or boxes.

I believe that www.proxyvote.com is in fact quadruply deceptive in that it is:
(1) well within the power of ADP to provide an accurate explanation and
(2) to provide a box where the shareholder could enter special instructions, and
(3) ADP could easily auto deliver by email a PDF Legal Form of Proxy to the shareholder or
(4) to provide the URL address for auto deliver to the party the shareholder designates such as legal challengers. ALL FOUR OF THESE SHOULD BE PROVIDED AS A MATTER OF ENFORCEMENT!

I assert that the SEC has the power and the duty to act immediately to enforce the prevention of this abuse from continuing and to order ADP to provide all four of the provisions listed above. I pray the SEC provides this relief forthwith.